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EXHIBIT 10.01

                                  AMENDMENT
                                      TO
                             AMENDED AND RESTATED
                         WORKING CAPITAL FINANCING AND
                             TERM LOAN AGREEMENT

    This Amendment ("Amendment") to the Amended and Restated Working Capital Financing and Term Loan Agreement is made as of January 8, 1998 by and between Radius Inc., a California corporation ("Customer") and IBM CREDIT CORPORATION, a Delaware corporation ("IBM Credit").

                                   RECITALS

    A. Customer and IBM Credit have entered into that certain Amended and Restated Working Capital Financing and Term Loan Agreement, dated as of August 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Agreement");

    B. Customer and IBM Credit agree to amend the Agreement on the terms and subject to the conditions set forth in this Amendment;

                                   AGREEMENT

    NOW THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Sale of Splash Stock. Customer sold 40,000 shares of common stock of Splash Technology Holdings, Inc. (the "Splash Stock") between November 11, 1997 and January 8, 1998. Pursuant to the terms of the Agreement, Customer agreed to pay IBM Credit as the Cancellation Fee seventy-five percent (75%) of the proceeds of the sale, transfer or other disposition of the first 232,151 shares of Splash Stock sold on or after November 11, 1997. IBM Credit and Customer hereby agree that the sale of 35,000 shares of such Splash Stock was for the account of Customer and has been applied to Customer's outstandings under the Agreement. IBM Credit and Customer further agree that the sale of the remaining 5,000 shares of such Splash Stock was for the account of Customer and the proceeds of such sale have been remitted to CLB Associates/Clearbrook Companies, as partial compensation for services rendered.

Section 3. Amendment. The Agreement is hereby amended by deleting Exhibit A to the Agreement in its entirety and substituting, in lieu thereof, the Exhibit A attached hereto.

Section 4. Rights and Remedies. Except to the extent specifically waived herein IBM Credit reserves any and all rights and remedies that IBM Credit now has or may have in the future with respect to Customer, including any and all rights or remedies which it may have in the future as a result of Customer's failure to comply with its financial covenants to IBM Credit. Except to the extent specifically waived herein neither this Amendment, any of IBM Credit's actions or IBM Credit's failure to act shall be deemed to be a waiver of any such rights or remedies.

Section 5. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws which govern the Agreement.


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Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

    IN WITNESS WHEREOF, this Amendment has been executed by duly authorized representatives of the undersigned as of the day and year first above written.

    RADIUS INC.                              IBM CREDIT CORPORATION

    By:    /s/ Henry V. Morgan               By:     /s/ Joni Tooliatos
       --------------------------               ---------------------------
    Name: Henry V. Morgan                    Name:   Joni Tooliatos
         ------------------------                 -------------------------
    Title: SVP & CFO                         Title:  Center Operations Mgr.
          -----------------------                  ------------------------


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